Exhibit 99.1

Investor Contact: John Heller – 952-229-7427 or ir@lifetimefitness.com

Media Contact: Jason Thunstrom – 952-229-7435 or pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS

Revenue Grew 11.4%; Diluted EPS was $0.66 and Non-GAAP Diluted EPS was $0.67

CHANHASSEN, Minn. (October 20, 2011) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the third quarter ended September 30, 2011.

Revenue for the quarter grew 11.4% to $265.4 million from $238.3 million during the same period last year. Net income for the quarter was $27.0 million, or $0.66 per diluted share, compared to net income of $23.4 million, or $0.57 per diluted share, for 3Q 2010. Non-GAAP net income for the quarter was $27.6 million, or $0.67 per diluted share. This non-GAAP net income excluded $1.0 million (pretax) of non-cash performance share-based compensation expense.

For the nine months ended September 30, 2011, revenue grew 10.7% to $762.8 million from $689.2 million during the same period last year. Net income for the first nine months of 2011 was $72.8 million, or $1.78 per diluted share, as compared with $63.1 million, or $1.55 per diluted share, for the first nine months of 2010. Non-GAAP net income for the first nine months of 2011 was $74.5 million, or $1.83 per diluted share. This non-GAAP net income excluded $2.9 million (pretax) of non-cash performance share-based compensation expense.

“Our third quarter results demonstrate the power of our business model as we focus on helping our customers connect and engage with the programs and services they desire, while helping them set and achieve their personal goals and objectives,” said Bahram Akradi, chairman, president and chief executive officer. “I am particularly pleased with the continued growth we’re seeing in membership dues and in-center revenue, as well as our same center sales and revenue-per-membership performance. Furthermore, I am very proud of our team members, who continue to differentiate Life Time as The Healthy Way of Life Company and brand that is having a tremendous impact on changing lives positively each and every day.”

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Life Time Fitness Third Quarter 2011 Results – Page 2

Three and Nine Months Ended September 30, 2011, Financial Highlights:

Total revenue for the third quarter grew 11.4% to $265.4 million from $238.3 million for the prior-year period. Total revenue for the first nine months of 2011 grew 10.7% to $762.8 million from $689.2 million during the same period last year.

(Period-over-period change)	3Q 2011 vs. 3Q 2010	YTD 2011 vs. YTD 2010
• Membership dues	10.4%	9.5%
• Enrollment fees	(27.6%)	(23.1%)
• In-center revenue	16.3%	15.4%

• Same-center revenue (open 13 months or longer)	4.7%	5.1%
• Same-center revenue (open 37 months or longer)	4.1%	4.2%
• Average center revenue per membership	$395 - up 5.9%	$1,163 - up 4.5%
• Average in-center revenue per membership	$124 - up 10.7%	$366 - up 9.2%

Memberships grew 4.9% to 653,300 at September 30, 2011, from 622,698 at September 30, 2010.

•	Quarterly attrition in 3Q 2011 was 9.0%, down from 9.6% in the prior-year period.

•	Attrition for the trailing 12-month period ended September 30, 2011, was 35.3% compared to trailing 12-month attrition of 37.1% at September 30, 2010.

Total operating expenses during 3Q 2011 totaled $215.5 million compared to $192.7 million for 3Q 2010. Total operating expenses for the first nine months of 2011 were $626.4 million compared to $563.0 million in 2010. Excluding the $1.0 million (pretax) performance share-based compensation expense for 3Q 2011, operating expenses were $214.6 million. Excluding the $2.9 million (pretax) of performance share-based compensation expense for the first nine months of 2011, operating expenses were $623.5 million.

•	Operating margin was 18.8% for 3Q 2011 compared to 19.1% in the prior-year period and operating profit increased $4.3 million.

•	Operating margin for the first nine months of 2011 was 17.9% compared to 18.3% in the prior-year period and operating profit increased $10.2 million.

•

Excluding the performance share-based compensation expense, non-GAAP operating margin for 3Q 2011 was 19.2%, up from 19.1% in the prior-year period. Non-GAAP operating margin for the first nine months of 2011 was 18.3%, the same as the prior-year period.

(Expense as a percent of total revenue)	3Q 2011 vs. 3Q 2010	YTD 2011 vs. YTD 2010
• Center operations (includes $0.3 million of performance share-based compensation expense in 3Q 2011 and $0.7 million YTD)	60.0% vs. 60.9%	61.0% vs. 61.7%
• Advertising and marketing	3.4% vs. 2.6%	3.5% vs. 2.7%
• General and administrative (includes $0.7 million of performance share-based compensation expense in 3Q 2011 and $2.2 million YTD)	4.7% vs. 4.5%	4.8% vs. 4.7%
• Other operating	3.5% vs. 3.1%	3.1% vs. 2.5%
• Depreciation and amortization	9.6% vs. 9.8%	9.7% vs. 10.1%

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Life Time Fitness Third Quarter 2011 Results – Page 3

Net income for 3Q 2011 was $27.0 million, or $0.66 per diluted share, compared to net income of $23.4 million, or $0.57 per diluted share, for 3Q 2010. Net income for the first nine months of 2011 was $72.8 million, or $1.78 per diluted share, compared to net income of $63.1 million, or $1.55 per diluted share, for the prior-year period.

Non-GAAP net income for the quarter, excluding the performance share-based compensation expense, was $27.6 million, or $0.67 per diluted share. For the first nine months of 2011, non-GAAP net income, excluding the performance share-based compensation expense, was $74.5 million, or $1.83 per diluted share.

EBITDA for 3Q 2011 was $75.6 million compared to $69.3 million in 3Q 2010. For the first nine months of 2011, EBITDA was $211.0 million compared to $196.4 million in the prior-year period.

•	As a percentage of total revenue, EBITDA in 3Q 2011 was 28.5% compared to 29.1% in 3Q 2010 and EBITDA increased $6.3 million.

•	As a percentage of total revenue, EBITDA for the first nine months of 2011 was 27.7% compared to 28.5% in the prior-year period and EBITDA increased $14.6 million.

Adjusted EBITDA for the quarter, excluding performance share-based compensation expense, was $76.5 million. Adjusted EBITDA for the first nine months of 2011, excluding performance share-based compensation expense, was $213.9 million.

•	As a percentage of total revenue, adjusted EBITDA in 3Q 2011 was 28.8%.

•	For the first nine months of 2011, adjusted EBITDA was 28.0% of total revenue.

Cash flows from operating activities for the first nine months of 2011 totaled $177.3 million compared to $146.1 million in the prior-year period.

Weighted average fully diluted shares for 3Q 2011 totaled 40.9 million compared to 41.3 million in 3Q 2010. For the first nine months of 2011, weighted average fully diluted shares totaled 40.8 million, the same as in the prior-year period.

Updated 2011 Business Outlook:

The following statements, which incorporate 2011 operating trends and are subject to the risks and uncertainties described below, represent the Company’s current expectations for fiscal year 2011:

•

Revenue is expected to increase approximately 10%, or $1 billion-1.005 billion (up from 8-10%, or $985 million to $1 billion), driven primarily by growth in in-center revenue and corporate businesses, as well as membership dues growth in new and ramping centers.

•	Net income is expected to increase 16-18%, or $94.0-95.5 million (updated from 15-18%, or $93.0-95.0 million), driven by revenue growth and cost efficiencies.

•	Non-GAAP net income (excluding the impact of performance share-based compensation expense) is expected to be $96.5-98.0 million (updated from $95.5-97.5 million).

•	Diluted earnings per common share is expected to be $2.29-2.32 (updated from $2.25-2.30).

•	Non-GAAP diluted earnings per common share (excluding the impact of performance share-based compensation expense) is expected to be $2.35-2.38 (updated from $2.31-2.36).

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Life Time Fitness Third Quarter 2011 Results – Page 4

As announced on October 13, 2011, the Company will hold a conference call today at 10:00 a.m. ET to discuss third quarter 2011 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, senior director, investor relations & treasurer, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 1:00 p.m. ET.

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Life Time Fitness Third Quarter 2011 Results – Page 5

About Life Time Fitness, Inc.

As The Healthy Way of Life Company, Life Time Fitness (NYSE: LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest – or discovering new passions – both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s Healthy Way of Life approach enables customers to achieve this by providing the best programs, people and places of uncompromising quality and value. As of October 20, 2011, the Company operated 92 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETICSM brands primarily in suburban locations in 21 states and 26 major markets. Additional information about Life Time centers, programs and services is available at lifetimefitness.com.

Forward-Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, our ability to access existing credit facilities and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per common share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings and repurchases. The Company’s expectations for fiscal year 2011 exclude any additional unusual items that might occur during the fiscal year, such as litigation matters or the potential recognition of additional performance share-based compensation expense related to other 2011 and 2012 performance measures in connection with the June 2009 performance share-based restricted stock grants. While the Company has determined that 2011 diluted earnings per common share performance criteria required for vesting of 50% of the stock is probable and anticipates recognizing additional performance share-based compensation expense in 2011, the Company may not be able to meet those criteria due to risks and uncertainties, including those factors described above.

The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

Life Time Fitness Third Quarter 2011 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,433	$12,227
Accounts receivable, net	6,347	5,806
Center operating supplies and inventories	20,525	17,281
Prepaid expenses and other current assets	18,741	13,318
Deferred membership origination costs	12,895	14,728
Deferred income taxes	4,606	3,628
Income tax receivable	—	9,916

Total current assets	75,547	76,904
PROPERTY AND EQUIPMENT, net	1,614,071	1,570,234
RESTRICTED CASH	824	2,572
DEFERRED MEMBERSHIP ORIGINATION COSTS	8,361	7,251
GOODWILL	13,322	13,322
OTHER ASSETS	59,202	48,197

TOTAL ASSETS	$1,771,327	$1,718,480

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$5,047	$7,265
Accounts payable	19,059	18,913
Construction accounts payable	23,165	24,342
Accrued expenses	61,116	50,802
Deferred revenue	32,565	32,095

Total current liabilities	140,952	133,417
LONG-TERM DEBT, net of current portion	559,640	605,279
DEFERRED RENT LIABILITY	34,438	32,187
DEFERRED INCOME TAXES	92,377	89,839
DEFERRED REVENUE	8,452	7,279
OTHER LIABILITIES	9,862	9,901

Total liabilities	845,721	877,902

SHAREHOLDERS’ EQUITY:
Common stock	847	839
Additional paid-in capital	429,500	414,922
Retained earnings	497,561	424,787
Accumulated other comprehensive (loss) income	(2,302)	30

Total shareholders’ equity	925,606	840,578

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,771,327	$1,718,480

Life Time Fitness Third Quarter 2011 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
REVENUE:
Membership dues	$171,504	$155,288	$496,530	$453,332
Enrollment fees	4,403	6,078	14,290	18,577
In-center revenue	80,741	69,453	234,729	203,442

Total center revenue	256,648	230,819	745,549	675,351
Other revenue	8,773	7,493	17,211	13,820

Total revenue	265,421	238,312	762,760	689,171

OPERATING EXPENSES:
Center operations	159,307	145,205	465,513	424,940
Advertising and marketing	8,940	6,265	26,500	18,940
General and administrative	12,544	10,563	37,307	32,606
Other operating	9,392	7,289	23,397	17,146
Depreciation and amortization	25,358	23,402	73,645	69,385

Total operating expenses	215,541	192,724	626,362	563,017

Income from operations	49,880	45,588	136,398	126,154

OTHER INCOME (EXPENSE):
Interest expense, net	(5,072)	(6,792)	(15,273)	(21,806)
Equity in earnings of affiliate	346	302	973	906

Total other income (expense)	(4,726)	(6,490)	(14,300)	(20,900)

INCOME BEFORE INCOME TAXES	45,154	39,098	122,098	105,254
PROVISION FOR INCOME TAXES	18,163	15,720	49,324	42,156

NET INCOME	$26,991	$23,378	$72,774	$63,098

BASIC EARNINGS PER COMMON SHARE	$0.67	$0.59	$1.81	$1.59

DILUTED EARNINGS PER COMMON SHARE	$0.66	$0.57	$1.78	$1.55

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	40,421	39,932	40,313	39,597

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	40,868	41,260	40,810	40,783

Life Time Fitness Third Quarter 2011 Results – Page 8

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72,774	$63,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,645	69,385
Deferred income taxes	2,212	(1,100)
Loss on disposal of property and equipment, net	687	979
Gain on sale of land held for sale	—	(527)
Amortization of deferred financing costs	1,784	2,024
Share-based compensation	9,913	5,412
Excess tax benefit related to share-based payment arrangements	(2,904)	(1,697)
Changes in operating assets and liabilities	20,033	8,930
Other	(822)	(357)

Net cash provided by operating activities	177,322	146,147

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(122,149)	(86,132)
Acquisitions, net of cash acquired	(7,293)	(14,378)
Proceeds from sale of property and equipment	734	721
Proceeds from sale of land held for sale	—	1,019
Proceeds from property insurance settlement	94	—
Increase in other assets	(17)	(578)
Decrease in restricted cash	1,748	889

Net cash used in investing activities	(126,883)	(98,459)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term borrowings	(77,783)	(38,067)
Proceeds from revolving credit facility, net	27,800	12,500
Increase in deferred financing costs	(4,395)	(258)
Excess tax benefit related to share-based payment arrangements	2,904	1,697
Proceeds from stock option exercises	1,480	3,660
Proceeds from employee stock purchase plan	874	—
Stock purchased for employee stock purchase plan	(1,113)	—

Net cash used in financing activities	(50,233)	(20,468)

INCREASE IN CASH AND CASH EQUIVALENTS	206	27,220
CASH AND CASH EQUIVALENTS - Beginning of period	12,227	6,282

CASH AND CASH EQUIVALENTS - End of period	$12,433	$33,502

Life Time Fitness Third Quarter 2011 Results – Page 9

Non-GAAP Financial Measures

This release and the related conference call disclose certain non-GAAP financial measures.

EBITDA and Adjusted EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP disclosure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

In 4Q 2010, the Company determined that achieving a 2011 diluted earnings per common share performance criteria required for the vesting of 50% of performance share-based restricted stock granted in June 2009 was probable. As a result, the Company recognized a performance share-based compensation expense of $1.0 million (pretax) in 3Q 2011 and $2.9 million (pretax) in the first nine months of 2011. Adjusted EBITDA is the Company’s EBITDA excluding the above compensation expense.

Additional details related to EBITDA and Adjusted EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	$26,991	$23,378	$72,774	$63,098
Interest expense, net	5,072	6,792	15,273	21,806
Provision for income taxes	18,163	15,720	49,324	42,156
Depreciation and amortization	25,358	23,402	73,645	69,385

EBITDA	$75,584	$69,292	$211,016	$196,445

Performance share-based compensation expense (pretax)	959	—	2,878	—

Adjusted EBITDA	$76,543	$69,292	$213,894	$196,445

Life Time Fitness Third Quarter 2011 Results – Page 10

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$58,811	$45,439	$177,322	$146,147
Less: Purchases of property and equipment	(39,126)	(37,968)	(122,149)	(86,132)

Free cash flow	$19,685	$7,471	$55,173	$60,015

Additional Non-GAAP Financial Measures. In 4Q 2010, the Company determined that achieving a 2011 diluted earnings per common share performance criteria required for the vesting of 50% of performance-based restricted stock granted in June 2009 was probable. As a result, the Company recognized a performance share-based compensation expense of $1.0 million (pretax) in 3Q 2011 and $2.9 million (pretax) in the first nine months of 2011. The Company believes that in order to properly understand its short-term and long-term financial trends from operations, investors may find it useful to exclude the impact of this expense from net income, diluted earnings per common share, income from operations and operating expenses. The resulting non-GAAP financial measures may also provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be useful for period over period comparisons of such operations. Each of the tables below reconciles these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Life Time Fitness Third Quarter 2011 Results – Page 11

Non-GAAP Net Income. Non-GAAP net income is a non-GAAP financial measure consisting of net income excluding the performance share-based compensation expense recognized in the third quarter and first nine months of 2011. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to non-GAAP net income.

RECONCILIATION OF CONSOLIDATED NET INCOME TO CONSOLIDATED NON-GAAP NET INCOME

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income	$26,991	$23,378	$72,774	$63,098
Performance share-based compensation expense	573	—	1,715	—

Non-GAAP net income	$27,564	$23,378	$74,489	$63,098

Non-GAAP Diluted Earnings Per Common Share. Non-GAAP diluted earnings per common share is a non-GAAP financial measure consisting of diluted earnings per common share excluding the per common share impact of the performance share-based compensation expense recognized in the third quarter and first nine months of 2011. The following table provides a reconciliation of diluted earnings per common share, the most directly comparable GAAP measure, to non-GAAP diluted earnings per common share.

RECONCILIATION OF CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE

TO CONSOLIDATED NON-GAAP DILUTED EARNINGS PER COMMON SHARE

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011		2010
Diluted earnings per common share	$0.66	$0.57	$1.78		$1.55
Performance share-based compensation expense	0.01	—	0.04		—

Non-GAAP diluted earnings per common share	$0.67	$0.57	$1.83	*	$1.55

*	rounding ($1.783 + $0.042 = $1.825)

Life Time Fitness Third Quarter 2011 Results – Page 12

Non-GAAP Income from Operations. Non-GAAP income from operations (non-GAAP operating margin) is a non-GAAP financial measure consisting of income from operations excluding the performance share-based compensation expense recognized in the third quarter and first nine months of 2011. The following table provides a reconciliation of income from operations, the most directly comparable GAAP measure, to non-GAAP income from operations.

RECONCILIATION OF CONSOLIDATED INCOME FROM OPERATIONS

TO CONSOLIDATED NON-GAAP INCOME FROM OPERATIONS

(In thousands, except percentages)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Income from operations	$49,880	$45,588	$136,398	$126,154
Performance share-based compensation expense (pretax)	959	—	2,878	—

Non-GAAP income from operations	$50,839	$45,588	$139,276	$126,154

Income from operations as a percentage of total revenue	18.8%	19.1%	17.9%	18.3%
Performance share-based compensation expense (pretax) as a percentage of total revenue	0.4%	0.0%	0.4%	0.0%

Non-GAAP income from operations as a percentage of total revenue	19.2%	19.1%	18.3%	18.3%

Non-GAAP Operating Expenses. Non-GAAP operating expenses is a non-GAAP financial measure consisting of operating expenses excluding the performance share-based compensation expense recognized in the third quarter and first nine months of 2011. The following table provides a reconciliation of operating expenses, the most directly comparable GAAP measure, to non-GAAP operating expenses.

RECONCILIATION OF CONSOLIDATED OPERATING EXPENSES

TO CONSOLIDATED NON-GAAP OPERATING EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Operating expenses	$215,541	$192,724	$626,362	$563,017
Less: Performance share-based compensation expense (pretax)	(959)	—	(2,878)	—

Non-GAAP operating expenses	$214,582	$192,724	$623,484	$563,017

Life Time Fitness Third Quarter 2011 Results – Page 13

Reconciliation of 2011 Business Outlook. In 4Q 2010, the Company determined that achieving a 2011 diluted earnings per common share performance criteria required for the vesting of 50% of performance-based restricted stock granted in June 2009 was probable. As a result, the Company anticipates recognizing approximately $4.0 million (pretax) of performance share-based compensation expense in 2011 relating to the June 2009 grants. The Company believes that in order to properly understand its short-term and long-term financial trends from operations, investors may find it useful to exclude the impact of this expense from the Company’s 2011 business outlook. The resulting non-GAAP financial measures may also provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and may be useful for period-over-period comparisons of such operations.

As a consequence, the Company’s 2011 business outlook included a non-GAAP net income range, which excludes the anticipated recognition of approximately $4.0 million (pretax) of performance share-based compensation expense. The following table provides a reconciliation of the Company’s anticipated range of 2011 net income to the non-GAAP net income range.

RECONCILIATION OF 2011 BUSINESS OUTLOOK

RELATED TO CONSOLIDATED NET INCOME RANGE

TO CONSOLIDATED NON-GAAP NET INCOME RANGE

(In millions)

	For the Year Ended December 31, 2011
	Low	High
Net income	$94.0	$95.5
Performance share-based compensation expense	2.5	2.5

Non-GAAP net income	$96.5	$98.0

Similarly, the Company’s 2011 business outlook also included a non-GAAP diluted earnings per common share range, which excludes the per common share impact of the anticipated recognition of approximately $4.0 million (pretax) of performance share-based compensation expense. The following table provides a reconciliation of the Company’s anticipated range of 2011 diluted earnings per common share to the non-GAAP diluted earnings per common share range.

RECONCILIATION OF 2011 BUSINESS OUTLOOK RELATED TO

CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE RANGE TO

CONSOLIDATED NON-GAAP DILUTED EARNINGS PER COMMON SHARE RANGE

	For the Year Ended December 31, 2011
	Low	High
Diluted earnings per common share	$2.29	$2.32
Performance share-based compensation expense	0.06	0.06

Non-GAAP diluted earnings per common share	$2.35	$2.38